As filed with the Securities and Exchange Commission on March 13, 2001
                                                   Registration No. 333-
    ----------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   --------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                    -------
                          HOVNANIAN ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                             22-1851059
  (State or other jurisdiction                  (I.R.S. Employer
of incorporation organization)                Identification Number)

                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey  07701
                                (732) 747-7800
   (Address, including zip code, of Registrant's principal executive office)

                          HOVNANIAN ENTERPRISES, INC.
                            1983 STOCK OPTION PLAN
                     (As Amended and Restated May 4, 1990
                       and Amended through May 14, 1998)
                           (Full title of the Plan)

                               Peter S. Reinhart
             Senior Vice President, General Counsel and Secretary
                   Hovnanian Enterprises, Inc.
                                10 Highway 35
                                P.O. Box 500
                          Red Bank, New Jersey 07701
                                (732) 747-7800
   (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                  Copies to:
                              Vincent Pagano, Jr.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                        CALCULATION OF REGISTRATION FEE

                                      Proposed      Proposed
                                      Maximum       Maximum
                         Amount       Offering      Aggregate    Amount of
Title of Securities      to be        Price         Offering     Registration
to be Registered         Registered   Per Share     Price        Fee
-------------------      ----------   ---------     ---------    ------------
Class A Common Stock,
   $0.01 par
   value per share      1,087,500     $12.335(a)  $13,414,312.50(a) $3,353.58
Class B Common Stock,      87,500     $ 12.42(b)  $ 1,086,750.00(b) $  271.69
   $0.01 par
   value per share

(a) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(i) and 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Class A Common Stock on the American Stock Exchange on March 7, 2001.

(b) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(i) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of book value of the Class B Common Stock as of October 31, 2000.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Hovnanian Enterprises, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement.

1. The Company's Current Report on Form 8-K filed pursuant to the Exchange Act (File No. 001-08551; Film No. 1527608) on February 7, 2001, for the period ending January 23, 2001.

2. The Company's Annual Report on Form 10-K filed pursuant to the Exchange Act (File No. 001-08551; Film No. 1516995) on January 29, 2001, for the year ended October 31, 2000.

3. The description of the Company's capital stock incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the year ended February 28, 1993.

     All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          Not required.

Item 5.   Interests of Named Experts and Counsel.
          None.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty care.

     Article EIGHTH of the Company's Certificate of Amendment of Certificate of Incorporation contains the following provisions with respect to indemnification:

     No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

Item 7.  Exemption from Registration Claimed.
         None.

Item 8.  Exhibits.

     4.1(a) Certificate of Incorporation of the Company incorporated by reference to Exhibits to Registration Statement (No. 2-85198) on Form S-1 of the Company

     4.1(b) Certificate of Amendment of Certificate of Incorporation of the Company incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended February 28, 1994

     4.2 By-laws of the Company incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended February 28, 1994

     5 Opinion of Simpson Thacher & Bartlett with respect to legality of securities being registered hereunder

     23.1      Consent of Ernst & Young LLP

     23.2      Consent of Simpson Thacher & Bartlett (Reference is made to
               Exhibit 5 filed herewith)

     24        Power of Attorney

Item 9. Undertakings.

     The Company hereby undertakes:

(a) (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this post-effective amendment.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Certificate of Amendment Certificate of Incorporation of the registrant and the provisions of Delaware law described under Item 6 above, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, and State of New Jersey on the 13th day of March, 2001.

                                        HOVNANIAN ENTERPRISES, INC.
                                        By:  /s/  Peter S. Reinhart
                                        Peter S. Reinhart
                                        Senior Vice President and
                                        General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

      Signature                  Title                    Date
      ---------                  -----                    ----
*     Kevork S. Hovnanian
      ---------------------
      Kevork S. Hovnanian    Chairman of the Board       March 13, 2001

*     Ara K. Hovnanian
      ---------------------
      Ara K. Hovnanian         Chief Executive Officer,
                               President and Director    March 13, 2001

*     Paul W. Buchanan
      ---------------------
      Paul W. Buchanan         Senior Vice President
                               Corporate Controller
                               and Director              March 13, 2001
/s/   Peter S. Reinhart
      ---------------------
      Peter S. Reinhart       Senior Vice President,
                              General Counsel, Secretary
                              and Director               March 13, 2001
/s/   J. Larry Sorsby
      ----------------------
      J. Larry Sorsby         Executive Vice President,
                              Chief Financial
                              Officer and Director       March 13, 2001
*    Geaton A. DeCesaris, Jr.
     ------------------------
     Geaton A. DeCesaris, Jr. President Homebuilding
                              Operations, Chief Operating
                              Officer and Director       March 13, 2001

By  /s/  Peter S. Reinhart
-----------------------------
         Peter S. Reinhart
        *Attorney-in-fact                                March 13, 2001

                               INDEX TO EXHIBITS

Exhibit
Number              Description

4.1(a) Certificate of Incorporation of the Company incorporated by reference to Exhibits to Registration Statement (No. 2-85198) on Form S-1 of the Company

4.1(b) Certificate of Amendment of Certificate of Incorporation of the Company incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended February 28, 1994

4.2 By-laws of the Company incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended February 28, 1994

5 Opinion of Simpson Thacher & Bartlett with respect to legality of securities being registered hereunder

23.1      Consent of Ernst & Young LLP.

23.2 Consent of Simpson Thacher & Bartlett (Reference is made to Exhibit 5 filed herewith)

24        Power of Attorney.

                                                                   Exhibit 5


                    (SIMPSON THACHER & BARTLETT LETTERHEAD)

                                March 13, 2001

Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701

Ladies and Gentlemen:

     We have acted as counsel to Hovnanian Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,087,500 Shares of the Class A Common Stock, par value $.01 per share, and 87,500 Shares of the Class B Common Stock, par value $0.01 per share of the Company (collectively, the "Shares"), in connection with the Hovnanian Enterprise, Inc. 1983 Stock Option Plan (As Amended and Restated May 4, 1990 and Amended through May 14,
1998) (the "Plan").

     We have examined a copy of the Plan, the Registration Statement (including the exhibits thereto), the related Prospectus (the "Prospectus") and a form of the share certificates. We have also examined, the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when appropriate action has been taken by the Compensation Committee of the Board of Directors of the Company and when such Shares have been awarded to participants in the Plan ("Participants"), or issued upon exercise of options granted to Participants, in each case in accordance with the provisions of the Plan, any Shares to be so awarded or issued to such Participants will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Simpson Thacher & Bartlett
                                        SIMPSON THACHER & BARTLETT

                                                             Exhibit 23.1


                 (ERNST & YOUNG, LLP LETTERHEAD APPEARS HERE)

                       CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference into the Registration Statement (Form S-8) of Hovnanian Enterprises, Inc. (the "Company") pertaining to the Hovnanian Enterprises, Inc. 1983 Stock Option Plan (As Amended and Restated May 4, 1990 and Amended through May 14, 1998) for the registration of 1,087,500 shares of Class A Common Stock and 87,500 shares of Class B Common Stock of our report dated December 13, 2000 (except for Note 15, paragraph 4, as to which the date is January 23, 2001), with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for each of the three years in the period ended October 31, 2000, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP
                                             -----------------------
                                             Ernst & Young LLP



New York, New York
March 12, 2001

                                                                    Exhibit 24

                          HOVNANIAN ENTERPRISES, INC.

                            1983 Stock Option Plan
    (as Amended and Restated May 4, 1990, and Amended through May 14, 1998)

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Hovnanian Enterprises, Inc., a Delaware corporation, (the "Company") in their respective capacities set forth below constitutes and appoints Peter S. Reinhart and J. Larry Sorsby, and each of them their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of the Class A Common Stock, par value $0.01 per share and Class B Common Stock, par value $0.01 per share (collectively, the "Common Stock") of the Company to be issued by the Company pursuant to the 1983 Stock Option Plan (as amended and restated May 4, 1990, and amended through May 14, 1998) to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                      Title               Date
---------                      -----               ----
/s/ Kevork S. Hovnanian
----------------------
Kevork S. Hovnanian      Chairman of the Board     March 13, 2001

/s/ Ara K. Hovnanian
-----------------------
Ara K. Hovnanian           Chief Executive Officer,
                           President and Director         March 13, 2001

/s/ Paul W. Buchanan
-----------------------
    Paul W. Buchanan       Senior Vice President Corporate
                           Controller and Director        March 13, 2001

/s/ Geaton A. DeCesaris, Jr.
---------------------------
Geaton A. DeCesaris, Jr.  President Homebuilding
                          Operations, Chief Operating
                          Officer and Director            March 13, 2001









































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